CONSENT OF ERNST & YOUNG LLP, INDEPENDENT
 REGISTERED PUBLIC
ACCOUNTING FIRM


We consent to the references to our firm under the caption Financial Highlights in the Prospectus and Independent Registered
Public Accounting Firm in the Statement of
Additional Information for Federated High
Yield Trust in Post-Effective Amendment
Number 37 to the Registration Statement
 Form N-1A No. 2-91091 of Federated High
Yield Trust and to the incorporation by
 reference therein of our report dated April 7
2006 on the financial statements and financial
 highlights of Federated High Yield Trust included in the Annual Report to Shareholders for the fiscal year ended February 28
2006.






Boston, Massachusetts
April 25, 2006